UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400, Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2023, a subsidiary of Verano Holdings Corp. (the “Company”) as the borrower (“Borrower”), entered into a Loan Agreement (the “Agreement”), with First Federal Bank (“Lender”). In connection with the Agreement, Borrower entered into a Promissory Note in favor of Lender (the “Note” and together with the Agreement, the “Loan Agreements”). The obligations under the Loan Agreements are guaranteed by the Company and another subsidiary of the Company.

Principal, Maturity, Security, Interest and Prepayments

The Loan Agreements provide for $27,998,750 in principal borrowings and require sixty monthly installment payments based on a 300-month amortization schedule. All unpaid principal and interest is due in full on December 26, 2028.

The obligations under the Loan Agreements are secured by a mortgage on real property located in Apollo Beach, Florida and owned by Borrower (the “Property”) together with certain other limited assets of Borrower related to the Property.

The Loan Agreements provides for a fixed annual interest rate of 8.34%, which interest rate may be increased by 2% in the event of default; provided, that in certain events of default, Lender may declare all outstanding principal immediately due, in which case all unpaid principal shall accrue interest at 18% per annum.

The Loan Agreements further provides Borrower with the right to immediately prepay all or any portion of the outstanding principal balance with prepayment rates ranging from 0-2%, depending on when such prepayment occurs.

Representations, Warranties, Events of Default and Certain Covenants

The Agreement includes customary representations and warranties and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other indebtedness, and events of bankruptcy and insolvency, among others.

The Agreement also includes customary negative covenants, including, without limitation, limiting the Borrowers’ ability to (a) incur additional indebtedness, make guarantees and grant liens that are otherwise not permitted, (b) distribute profits or pay or declare a cash dividend, and (c) enter into or consummate acquisitions or dispositions that are not otherwise permitted, among others. Additionally, the Agreement requires the Borrower to meet certain financial tests.

Lender and its affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, lending and/or commercial banking services to the Company and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreements, which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of December 26, 2023, by and between Borrower and First Federal Bank*
10.2	Promissory Note, dated as of December 26, 2023, by Borrower, in favor of First Federal Bank*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: January 2, 2024	By:	/s/ Laura Marie Kalesnik
	Name:	Laura Marie Kalesnik
	Title:	Chief Legal Officer, General Counsel & Secretary